CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 3, 1998 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 93 as of January 31, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 10 to Form S-6.

We consent to the use of the aforementioned report in the Post-
Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                     Grant THORNTON LLP



Chicago, Illinois
May 22, 1998